UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2006

PALL CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1- 4311 (Commission file number)	11-1541330 (I.R.S. Employer Identification No.)

2200 Northern Boulevard, East Hills, NY (Address of principal executive offices)	11548 (Zip Code)

(516) 484-5400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   Results of Operations and Financial Condition.

On June 1, 2006, Pall Corporation (the “Registrant”) released its results of operations for its fiscal third quarter ended April 30, 2006. A copy of the press release issued by the Registrant is furnished herewith as Exhibit 99 to this report.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended, or incorporated by reference into any filing of the registrant unless the registrant specifically states that the information is to be considered “filed” under the Securities Exchange Act of 1934 or incorporates it by reference into a filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

ITEM 2.05   Costs Associated with Exit or Disposal Activities.

(a)	On June 1, 2006, the Registrant announced a facilities rationalization program (the “Program”), under which the Registrant will reduce its footprint by approximately 1.2 million square feet, or over 20%, and will include up to twelve facilities. In connection with the reduction in facilities, global manufacturing headcount will be reduced by approximately 10%. The Company expects to be substantially complete with the Program by the end of fiscal year 2008.
(b)	The Registrant’s preliminary estimate of severance and other employee-related costs associated with the global manufacturing headcount reduction is approximately $35 million. Non-employee exit costs, such as impairment and accelerated depreciation charges, associated with the Program are estimated to be approximately $20-$25 million.
(c)	The Registrant’s estimate of costs to be incurred for the Program are expected to be approximately $55-$60 million.
(d)	The Registrant’s estimate of the costs to be incurred for the Program that will result in future cash expenditures is approximately $35 million.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99	Press Release, dated June 1, 2006, reporting the results of operations of Pall Corporation for its fiscal third quarter ended April 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation

	/s/	LISA MCDERMOTT
June 7, 2006		Lisa McDermott
Chief Financial Officer
and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

99	Press Release, dated June 1, 2006, reporting the results of operations of Pall Corporation for its fiscal third quarter ended April 30, 2006.